EXHIBIT 23-a


                          CONSENT OF INDEPENDENT ACCOUNTANTS
                                       ________



            We consent to the incorporation by reference in this Registration Statement of Stone & Webster, Incorporated on Form S-8 of our report dated February 14, 1995, on our audits of the consolidated financial statements and financial statement schedule of Stone & Webster, Incorporated and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which report is included in the Company's 1994 Annual Report on Form 10-K.

            We further consent to the reference to our firm in this Registration Statement under the caption "Interests of Named Experts and Counsel."




                                         /s/ COOPERS & LYBRAND


New York, New York
June 22, 1995